UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation.

     On July 27, 2005, pursuant to Article 11 of the indenture (the “Indenture”), between The Interpublic Group of Companies, Inc. (the “Company”) and The Bank of New York, and the 7 7/8% Notes due 2005 (the “Notes”), each dated as of October 20, 2000, the Company issued a redemption notice announcing that it was exercising its option to redeem all of the outstanding Notes, of which an aggregate principal amount of $250,000,000 are outstanding. The redemption date is August 26, 2005. The redemption price will be equal to the greater of (i) 100% of the principal amount of the Notes, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the adjusted treasury rate (as defined in the Notes), plus twenty basis points, as calculated by an independent investment banker (as defined in the Notes) plus, in either case, accrued and unpaid interest to, but excluding, the redemption date. The adjusted treasury rate will be calculated on the third business day preceding the redemption date.

     The press release announcing the redemption of the Notes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

                         Exhibit 99.1 Press release, dated July 27, 2005 (filed pursuant to Item 2.04).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: July 27, 2005	By: /s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary